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                                                                    EXHIBIT 99.1

IMGX : IMAGEX.COM, INC (NASDAQ)
All Headlines
IMAGEX.COM CLOSES ON ACQUISITION OF CREATIVEPRO.COM
IMAGEX.COM BECOMES THE FIRST ONLINE PROVIDER OF DESIGN-TO-PRINT TECHNOLOGY SOLUTIONS

BELLEVUE, WASH. - JUNE 22, 2000 - ImageX.com, Inc. (NASDAQ: IMGX), the leading business-to-business Internet market maker for printed business materials, today closed on the acquisition of Creativepro.com, Inc., a vertical portal and industry-leading supplier of e-services and ExtensisO branded software tools for creative professionals. This closing establishes ImageX.com as the only online provider of design-to-print technology for corporate printing customers worldwide.

Capitalizing on its first-to-market mover advantage, ImageX.com is executing an acquisition strategy designed to add corporate customers and increase efficiencies and savings to customers through cutting-edge technology.

"This acquisition is another step solidifying ImageX.com's expansion of the print production workflow to the design community, linking the various workflow components that begin with the designer and end with the delivery of a document to the end-user," said Charlie Corr, director for CAP Ventures, Inc. "ImageX.com is well-positioned as a industry leader in the business-to-business design and print e-commerce industry."

"With Creativepro.com, we are now the only Internet technology company who has the ability to capture and engage the graphic arts community, who are responsible for 8 out of 10 printing decisions, and catapult them from the desktop design to the Web printed page," said Rich Begert, president and chief executive officer of ImageX.com. "This acquisition also adds significant blue-chip corporate customer accounts which will further enhance the company's already growing revenue stream."

ImageX.com acquired Creativepro.com, Inc. for a total of $40.5 million, consisting of approximately 4.3 million common shares of ImageX.com and $11.5 million in cash. Creativepro.com is now a wholly-owned subsidiary of ImageX.com, continuing to operate from Portland, Ore. under the direction of Creativepro.com founder, president and chief executive officer, Craig Barnes. This acquisition will add highly skilled employees, including 47 developers and 42 marketing and sales professionals to ImageX.com's family of companies.

ABOUT CREATIVEPRO.COM
Founded in 1993, Creativepro.com, Inc., is a vertical Web portal that provides online information, products and e-services that address the core needs of creative professionals within the print and Web publishing communities. As a one-stop resource for creative professionals, Creativepro.com delivers a wide range of industry-specific features, including news and product reviews, and products and services that make the process of creating, editing, assembling and managing digital content for print and electronic publishing more productive and efficient. Creativepro.com, with its software productivity tool division, Extensis Products Group, is based in Portland, Ore., and generated approximately $21 million in revenue in 1999. Recently, the company was named the High Technology Company of the Year for the state of Oregon by the American Electronics Association, and was ranked as the 53rd fastest-growing

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technology company in the country by Forbes magazine. For more information on
Creativepro.com, visit www.creativepro.com.

ABOUT IMAGEX.COM
Founded in 1995 and based in Bellevue, Wash., ImageX.com is the leading business-to-business Internet market maker for printed business materials. ImageX.com caters to the unique needs of every type of printing customer --individuals, small businesses, corporations, graphic arts professionals, printing industry suppliers and manufacturers. From buying paper stock to finding the right graphic professional to design materials, ImageX.com's technology provides innovative services for each step in the process of printing materials. The company has filed for 52 patents for its Web-based, just-in-time print manufacturing technology, which facilitates the entire workflow process from creative concept to delivery of the final product. ImageX.com's branded service areas include the Corporate Online Printing Center, the Small Business Printing Center, PrintBid.com, and PaperDeals.com, as well as PrintPlace.com, an online vertical e-marketplace for the graphic arts community. ImageX.com was ranked third among the world's best-managed, fastest-growing technology companies by Forbes ASAP in its April 2000 cover story. Forbes noted the company's sound management, finances, market opportunity and competitive position. ImageX.com's customers include Automatic Data Processing (ADP), CB Richard Ellis, CIBC World Markets, Donaldson, Lufkin & Jenrette (DLJ) and Merck and Co. More information on the company, its services and its online marketplace can be obtained from www.imagex.com or by calling (800) 959-7845.

REGISTERED TRADEMARKS AND SERVICE MARKS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS RELATING TO THE DEVELOPMENT OF THE COMPANY'S PRODUCTS AND SERVICES AND FUTURE OPERATING RESULTS, INCLUDING STATEMENTS REGARDING THE COMPANY THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS, BUT THEIR ABSENCE DOES NOT MEAN THAT THE STATEMENT IS NOT FORWARD-LOOKING. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. FACTORS THAT COULD AFFECT THE COMPANY'S ACTUAL RESULTS INCLUDE THE PROGRESS AND COSTS OF THE DEVELOPMENT OF OUR PRODUCTS AND SERVICES AND THE TIMING OF MARKET ACCEPTANCE OF THOSE PRODUCTS AND SERVICES. A MORE DETAILED DESCRIPTION OF CERTAIN FACTORS THAT COULD AFFECT ACTUAL RESULTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN IMAGEX.COM'S 10Q FILING DATED MAY 15, 2000. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS RELEASE. IMAGEX.COM UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION, EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS RELEASE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.